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                                                                    Exhibit 21.1
                                                                    ------------


                  List of Subsidiaries and Foreign Affiliates
                  -------------------------------------------
              and Percentage of CellStar Corporation's Ownership   /1/
              --------------------------------------------------
                           (as of February 23, 2001)


Name of Subsidiary                               Incorporation
------------------                               -------------

National Auto Center, Inc.                        Delaware
CellStar Financo, Inc.                            Delaware
CellStar Air Services, Inc.                       Delaware
A&S Air Service, Inc.                             Delaware
CellStar Telecom, Inc.                            Delaware
CellStar Fulfillment, Inc.                        Delaware
CellStar International Corporation/Asia           Delaware
CellStar International Corporation/SA             Delaware
NAC Holdings, Inc.                                Nevada
Florida Properties, Inc.                          Texas
Audiomex Export Corp.                             Texas
CellStar, Ltd.                                    Texas Limited Partnership
CellStar Fulfillment, Ltd.                        Texas Limited Partnership
CellStar Global Satellite Services, Ltd.          Texas Limited Partnership
CellStar, S.A.                                    Argentina
CellStar Argentina, S.A.                          Argentina
CellStar Foreign Sales Corporation                Barbados
Sizemore International B.V.                       Netherlands Antilles
CellStar Celular Chile, S.A.                      Chile
CellStar de Colombia, Ltda.                       Colombia
CellStar Ecuador, S.A.                            Ecuador
CellStar Telecommunications Service               Hong Kong
   (Asia) Limited /2/
CellStar (Asia) Corporation Limited               Hong Kong
CellStar Ireland                                  United Kingdom
CellStar Amtel Sdn Bhd /3/                        Malaysia
Sunrise Mobil Sdn Bhd /3/                         Malaysia
Celular Express S.A. de C.V.                      Mexico
CellStar Mexico S.A. de C.V.                      Mexico
Celular Express Management S.A. de C.V.           Mexico
Shanghai CellStar International Trading Co. Ltd.  Peoples Republic of China
Shanghai Fengzing CellStar Trading                Peoples Republic of China
   Telecommunications Trading Co. Ltd.
Shenzhen CellStar Honbo Telecommunication         Peoples Republic of China
   Co. Ltd. /4/
CellStar del Peru, S.A.                           Peru
CellStar Philippines, Inc.                        Philippines
CellStar Pacific Pte. Ltd.                        Singapore
CellStar Express(S) Pte. Ltd.                     Singapore
CellStar Holding AB                               Sweden
CellStar-Intercall AB                             Sweden
CellStar Telecommunications Taiwan Co. Ltd.       Taiwan
CellStar (UK) Ltd.                                United Kingdom
CellStar Netherlands Holdings, B.V.               The Netherlands
CellStar Netherlands, B.V.                        The Netherlands
Celular Express del Peru S.A.C.                   Peru
CellStar Cayman Ltd.                              Cayman Islands
CellStar Japan, Ltd.                              Japan
CellStar Telecom Limited /5/                      Korea
CellStar Asia Pacific Corporation                 British Virgin Islands
CellStar Asia.com Inc.                            British Virgin Islands
Systar Corporation Ltd. /6/                       Taiwan
chinadotcom CellStar Ltd. /6/                     British Virgin Islands
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     /1/   100%, unless otherwise stated.
     /2/   60% owned.
     /3/   30% directly owned and 19% beneficially owned.
     /4/   30.6% owned.
     /5/   80% owned.
     /6/   40% owned.